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                            SPECIAL CLOSING AGREEMENT

   This Special Closing Agreement is made and effective as of January 31, 1995, between and among NYLife Government Mortgage Plus Limited Partnership ("NYLife"), H.O. Associates, Ltd. ("HOA"), Robert M. Schiffman and Edwin B. Branch (herein collectively the "General Partners"), Markborough Development Company Limited ("Markborough"), and Foley & Lardner, as escrow agent ("Escrow Agent").

   WHEREAS, on this date HOA sold certain real property in Hillsborough County, Florida (the "Property"), to Richland Properties, Inc.; and

   WHEREAS, in connection with such sale, NYLife, HOA, the General Partners and Related Mortgage Corporation ("Related") executed and delivered a Release Agreement dated this date; and

   WHEREAS, the Florida Department of Revenue ("DOR"), on or about April 1, 1994, initiated an inquiry (the "Inquiry") with respect to the nonpayment of Florida documentary stamp taxes in connection with a Subordinated Mortgage executed by HOA to and in favor of NYLife ("Subordinated Mortgage"); and

   WHEREAS, as of this date DOR has not made a final determination with respect to the Inquiry; and

   WHEREAS, on this date NYLife, Related, HOA and others entered into a Closing and Escrow Agreement (the "Closing Agreements"), pursuant to which the Escrow Agent thereunder is holding two $75,000.00 letters of credit, one from Markborough and one from the General Partners, as further described on Schedule 4 of the Closing Agreement; and

   WHEREAS, the parties desire to establish a mechanism to fund the payment due, if any, should the Inquiry be determined adversely.

   NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1. If the Inquiry is determined adversely, and neither HOA nor NYLife determine to contest such matter, but rather to pay documentary stamps, interest thereon and penalties, if any (the "Liability"), or if contested by either party the contest is adversely determined, then and in any such an event, NYLife shall pay the first $35,000.00 of the Liability, and the remainder of the Liability shall be paid 65% by NYLife and 35% by HOA.

   2. As promptly as is reasonably practical after the date hereof, the General Partners and Markborough shall deliver to Escrow Agent an amendment to their respective letters of credit reducing the amount thereof to $17,500.00 each. Anything to the
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contrary in the Closing Agreement notwithstanding, Escrow Agent shall, and is hereby authorized and directed, to return to NYLife the letters of credit, as so amended, upon their receipt, provided that the Final Closing as set forth in the Closing Agreement has occurred. The Escrow Agent shall be in receipt of said amended letters of credit prior to any release of the original letters of credit to the General Partners and Markborough. If the Final Closing under the Closing Agreement does not occur, Escrow Agent shall return both the original $75,000.00 letters of credit to NYLife as provided in the Closing Agreement, and shall return the amendments thereto to the General Partners and to Markborough, respectively. The letters of credit, as amended, shall be held by NYLife as security for the performance of HOA's obligations under this Special Closing Agreement. When HOA's obligations under this Agreement are fully performed and discharged, or if the results of the Inquiry are such that HOA has no liability under this Agreement, NYLife shall promptly return the letters of credit to the Escrow Agent, who shall see to their proper distribution. Until the Inquiry is finally resolved, Markborough and the General Partners shall renew their respective letters of credit within 20 days of their negotiated expiration dates such that they do not expire, failing which NYLife may draw upon the expiring letter(s) of credit and hold the proceeds thereof as security for the performance of HOA's obligations hereunder.

   3. The obligations of HOA, the General Partners and Markborough under this Agreement are new obligations of such parties, and as such, such parties agree that the obligations expressly set forth herein have arisen immediately after the execution and delivery of the Release Agreement.
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   IN WITNESS WHEREOF, the parties have executed this Special Closing Agreement as of the date and year first above written.

NYLife Government Mortgage Plus              /s/ Robert M. Schiffman
Limited Partnership, a                       ------------------------------
Massachusetts limited partnership            By:  Robert M. Schiffman

By: NYLife Realty, Inc., its
general partner

                                             /s/ Edwin B. Branch
By:                                          ------------------------------
   ---------------------------               Edwin B. Branch
Its: Vice President
                                             Markborough Development Company
                                             Limited, a Texas limited
                                             partnership, formerly known as
H.O. Associates, Ltd.                        Markborough Florida, Inc., a
                                             Florida corporation
/s/ Robert M. Schiffman
------------------------------               By: MPI Corp., its general partner
By: Robert M. Schiffman
Its: General Partner                         By:
                                                ---------------------------

                                             Its: Asst Vice President
                                                 --------------------------
/s/ Edwin B. Branch
------------------------------
By:  Edwin B. Branch                         Foley & Lardner
Its: General Partner

                                             By:
                                                ---------------------------